Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to with respect to ordinary shares, par value US$0.00375 per share, of UTStarcom Holdings Corp., and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of March 27, 2013.

Shah Capital Management, Inc.

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: President and CIO

Shah Capital Opportunity Fund LP
By: Shah Capital LLC, the General Partner

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Managing Member

Himanshu H. Shah

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah

Hong Liang Lu

By:	/s/ Hong Liang Lu
Name: Hong Liang Lu

Lu Charitable Remainder Trust

By:	/s/ Hong Liang Lu
Name: Hong Liang Lu
Title: Trustee

Lu Family Trust

By:	/s/ Hong Liang Lu
Name: Hong Liang Lu
Title: Trustee

The Lu Family Limited Partnership
By: Hong Liang Lu, the General Partner

By:	/s/ Hong Liang Lu
Name: Hong Liang Lu